CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Securities and Exchange Commission
Washington, DC

We consent to the use in this Registration Statement of Aamaxan Transport Group, Inc on Form S-1 of our report dated April 9, 2008, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Albert Wong & Co

Albert Wong & Co
Certified Public Accountants
Hong Kong, China
May 23, 2008